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Exhibit 10.23

EXECUTION COPY

CONFIRMATION AND AMENDMENT AGREEMENT

        THIS CONFIRMATION AND AMENDMENT AGREEMENT is dated as of February 26, 2010 and entered into by and between ACCURIDE CANADA INC. (the "Corporation") and DEUTSCHE BANK TRUST COMPANY AMERICAS (the "Administrative Agent" or "DBTCA"), in its capacity as Administrative Agent for the Lenders from time to time parties to the Fifth Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time, the "Restated Credit Agreement"), among Accuride Corporation (the "U.S. Borrower"), the Corporation (together with the U.S. Borrower, the "Borrowers"), the Lenders, the Administrative Agent and Deutsche Bank Securities Inc., as lead arranger.

BACKGROUND:

        WHEREAS, the Borrowers entered into the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended, modified or supplemented up to, but not including, the date hereof (the "Existing Credit Agreement"), with the banks, financial institutions and other institutional lenders party thereto as lenders, Citibank, N.A. as initial issuing bank, Citicorp USA, Inc. ("Citicorp") as swing line bank and as administrative agent, Citigroup Global Markets Inc. and Lehman Brothers Inc. as joint lead arrangers and joint book-runners, Lehman Commercial Paper Inc. as syndication agent, and DBTCA as documentation agent;

        WHEREAS, by a Canadian Security Agreement dated as of July 27, 2001 between the Corporation and Citicorp, as amended and confirmed by a Confirmation and Amendment Agreement dated as of June 13, 2003 and a Confirmation and Amendment Agreement dated as of January 31, 2005 (together, the "Canadian Security Agreement"), the Corporation granted to Citicorp a security interest for the rateable benefit of the Secured Parties in its present and after-acquired property therein collectively defined as the "Collateral";

        WHEREAS, Citicorp, DBTCA, the Borrowers and each Subsidiary Guarantor entered into the Resignation and Assignment Agreement, dated as of August 14, 2009, pursuant to which Citicorp resigned and was succeeded by DBTCA as Administrative Agent for the lenders party to the Existing Credit Agreement and the Secured Parties under the Collateral Documents (each as defined in the Existing Credit Agreement);

        WHEREAS, pursuant to the Consent to Fifth Amended and Restated Credit Agreement dated of even date herewith (the "Consent") and the Restated Credit Agreement attached thereto, the parties hereto have agreed to amend and restate the Existing Credit Agreement to implement the terms of the Joint Plan of Reorganization for the U.S. Borrower, et al. as it relates to the Existing Credit Agreement;

        NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Consent and the Restated Credit Agreement, the Corporation hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.     INTERPRETATION

        In this Agreement, capitalized terms which are defined in the Restated Credit Agreement and the Canadian Security Agreement and not otherwise defined herein are used with the same respective defined meanings.

2.     CONFIRMATION OF SECURITY AND AMENDMENTS

        The Corporation hereby confirms to and agrees with the Administrative Agent, for the benefit of the Secured Parties referred to and defined in the Restated Credit Agreement, that:

  (a)
  except as specifically amended herein, the Canadian Security Agreement is hereby ratified, shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Existing Credit Agreement effected or contemplated by, and the execution and delivery of, the Restated Credit Agreement or the Consent, and the Restated Credit Agreement shall continue to be enforceable in accordance with the terms thereof and shall not in any manner whatsoever reduce or otherwise prejudice the rights of each Secured Party arising under, by reason of or otherwise in respect of the Canadian Security Agreement;

  (b)
  the obligations of the Corporation under the Restated Credit Agreement, including, without limitation, any and all of the Corporation's obligations under or arising in connection with the Canadian Advances, shall constitute Obligations (as that expression is defined in the Canadian Security Agreement), duly secured in favour of the Administrative Agent for the rateable benefit of the Secured Parties under the terms of the Canadian Security Agreement; and

  (c)
  every reference in the Canadian Security Agreement to the "Credit Agreement" (and, in the definition of that term in Schedule A to the Canadian Security Agreement, to the Third Amended and Restated Credit Agreement as therein described) shall be construed as a reference to the Restated Credit Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

3.     GOVERNING LAW

        This Agreement shall be governed by, and interpreted in accordance with, the laws in force in the Province of Ontario (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction).

        IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ACCURIDE CANADA INC.
By:	/s/ William M. Lasky
	Name:	William M. Lasky
	Title:	President
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President
By:	/s/ Paul O'Leary
	Name:	Paul O'Leary
	Title:	Director

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  Exhibit 10.23
CONFIRMATION AND AMENDMENT AGREEMENT